UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 4, 2011

AnchorBanCorp Wisconsin Inc.
(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	001-34955 (Commission File Number)	39-1726871 (IRS Employer Identification No.)

25 West Main Street, Madison, Wisconsin (Address of principal executive offices)	53703 (Zip Code)
Registrant’s telephone number, including area code: 608-252-8982

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 ? CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 ? CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On August 4, 2011, Anchor BanCorp Wisconsin Inc. (the “Company”) held its 2011 annual meeting of shareholders. At this meeting, the shareholders of the Company:
(1) Elected three directors, each for a three-year term. The votes cast were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Richard A. Bergstrom	6,710,487	853,095	0
Donald D. Parker	6,731,510	832,072	0
James D. Smessaert	6,721,934	841,648	0
(2) Approved an advisory (non-binding) proposal to approve the compensation for the Company’s executive officers, pursuant to the American Recovery and Reinvestment Act of 2009, as disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission. The votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
5,965,710	1,410,735	202,117	9,706,834
     Note: The American Recovery and Reinvestment Act of 2009 (“ARRA”), requires recipients of TARP CPP funds, such as the Company, to conduct annually a separate non-binding shareholder vote to approve the compensation of executive officers. Accordingly, there was no vote solicited on the frequency of the vote for approval of compensation, since it must occur annually.
(3) Ratified the appointment of McGladrey & Pullen LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2012. The votes cast were as follows:

For	Against	Abstain
16,053,147	1,032,243	200,006
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anchor BanCorp Wisconsin Inc. (Registrant)
August 10, 2011	/s/ Mark D. Timmerman
(Date)	Mark D. Timmerman
Executive Vice President, Secretary and General Counsel